UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2014

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Zynga Inc. (the “Company”) held on October 10, 2014, the Committee unanimously approved (i) an increase in the annual base salary for Devang Shah, the Company’s General Counsel, Secretary and Vice President, from $325,000 to $400,000, effective as of October 15, 2014, (ii) an increase in the target bonus for Mr. Shah from 50% to 60% of Mr. Shah’s annual base salary (as amended, the “Amended Performance Bonus Award”), (iii) the grant of a restricted stock unit award to Mr. Shah for 300,000 shares of the Company’s Class A Common Stock (the “Shah ZSU”), and (iv) the grant of a restricted stock unit award to David Lee, the Company’s Chief Financial Officer and Chief Accounting Officer, for 400,000 shares of the Company’s Class A Common Stock (the “Lee ZSU” and, together with the Shah ZSU, the “ZSUs”). The amount of the Amended Performance Bonus Award payable is subject to the Company’s achievement of certain performance conditions and may be increased up to twice the target amount depending upon the Company’s level of achievement of certain performance conditions, or decreased at the discretion of the Committee. The ZSUs will be granted and commence vesting on October 15, 2014, and will vest over four years, with 25% vesting on the first anniversary of the vesting commencement date and 6.25% vesting quarterly over the remaining three years until fully vested on the fourth anniversary of such vesting commencement date, in each case subject to continued service to the Company.

The Amended Performance Bonus Award remains subject to the terms and conditions of the Company’s 2011 Equity Incentive Plan (the “Plan”), as well as the form of Performance Bonus Award Agreement (the “Performance Bonus Award Agreement”) previously approved by the Committee and filed with the Securities and Exchange Commission (the “SEC”). The Committee granted the ZSUs pursuant to and in accordance with the terms and conditions of the Plan and the forms of Restricted Stock Award Agreement and Grant Notice (the “ZSU Agreements”) previously approved by the Committee and filed with the SEC.

The foregoing is only a brief description of the material terms of the Amended Performance Bonus Awards and the ZSUs, and does not purport to be complete and is qualified in its entirety by reference to the Plan, Performance Bonus Award Agreement and ZSU Agreements under the Plan, in each case as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: October 17, 2014	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President